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                                                                    EXHIBIT 11.1


                          MIGRATEC, INC. AND SUBSIDIARY

                       Computations of Net Loss Per Share

The following table sets forth the computation of basic and diluted loss per share as calculated in accordance with FASB 128.



                                                                        For the three months ended
                                                                               March 31,
                                                                    ---------------------------------
                                                                        2000                 1999
                                                                    ------------         ------------
Numerator:
   Numerator for basic and diluted loss per share -
   Net loss                                                         $ (4,225,090)        $   (782,808)
                                                                    ============         ============

Denominator:
   Denominator for basic loss per share -
   Weighted average shares                                            74,983,972           45,243,109

Effect of dilutive securities:
   Stock options and warrants                                                 --                   --


   Dilutive potential common shares                                           --                   --
                                                                    ------------         ------------

   Denominator for diluted earnings per share -
   adjusted weighted average shares and assumed
   conversions                                                        74,983,972           45,243,109
                                                                    ============         ============

   Basic loss per share                                             $    (0.0563)        $    (0.0173)
                                                                    ============         ============
   Diluted loss per share                                           $    (0.0563)        $    (0.0173)
                                                                    ============         ============


As MigraTEC incurred a net loss for the three months ended March 31, 2000 and 1999, there were no adjustments for potentially dilutive securities as the adjustments would have been anti-dilutive.




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